Exhibit 99.1

Avalon GloboCare Partners with SpecialtyHealth, Inc. to Power Police Chiefs’ Fitness Challenge with KetoAir

Avalon’s KetoAir™ breathalyzer used to maintain progress for law enforcement to establish and meet their BrAce goals during the ongoing BrAce 4 Impact Challenge

FREEHOLD, N.J., April 15, 2025 (GLOBE NEWSWIRE) – Avalon GloboCare Corp. (“Avalon” or the “Company”) (NASDAQ: ALBT), a commercial-stage company dedicated to developing and delivering precision diagnostic consumer products, today announced the addition of SpecialtyHealth, Inc. (“SpecialtyHealth”) — co-founded by Dr. EJ Greenwald, the pioneer of the “Famous Police Panel” — as a strategic partner. SpecialtyHealth will be integrated into Avalon’s Zero to Keto Affiliate Marketing Program and the BrAce 4 Impact Challenge (“B4IC”) Series, where it will serve as a co-administrator for the ongoing B4IC, launched on April 1, 2024.

In collaboration with Pounds Transformation (“PT”), this challenge merges PT’s 4-week diet program with SpecialtyHealth’s “Famous Police Panel” and wellness initiatives. Police chiefs across multiple states are participating in the B4IC, integrating the KetoAir™ breathalyzer as a motivational tool to support their progress throughout the program.

“The KetoAir™ breathalyzer fits perfectly in a uniform pocket, making it easy for officers to check their ketone levels throughout the day and between shifts,” said Dr. Greenwald. “It’s an excellent tool to help them monitor their body’s daily use of ketones and stay on track with our weight management program for better health.”

“Integrating the KetoAir™ breathalyzer into our programs helps patients track their ketone levels in real time, keeping them motivated and engaged,” said Dr. Charles Cavo, Co-founder of PT. “For many who’ve struggled with weight loss, KetoAir™ provides immediate feedback that reinforces progress and accountability. We’re proud to partner with SpecialtyHealth and support our first responder community as they navigate high-stress environments and make healthier choices.”

The inaugural KetoAirTM B4IC brings together a select group of police chiefs and law enforcement leaders. Each participant has completed the “Famous Police Panel” and is now focused on building healthier habits by managing ketone levels as part of their wellness journey.

This first group will set the standard for future first responder programs, helping integrate a ketogenic approach into their demanding daily routines. With guidance from dedicated coaches like Chief Flannelly, and the combined expertise of PT and SpecialtyHealth, participants are learning how to naturally boost ketone production for better everyday health.

“With 20 years of experience in wellness and prevention, SpecialtyHealth is excited to introduce KetoAir to our programs — it’s a game changer,” said Dr. Greenwald.

David Jin, M.D., Ph.D., Avalon’s CEO, commented, “We’re pleased to expand our partnership with PT to include SpecialtyHealth and their first responder network. It’s rewarding to see the KetoAir™ device driving real-time, personalized insights that support this vital workforce. This collaboration reflects our shared commitment to innovative, accessible tools that improve health and promote lasting lifestyle changes.”

KetoAir™ is a handheld breathalyzer, specifically engineered for ketogenic health management (U.S. Food and Drug Administration registration number: 3026284320). KetoAir™ measures an individual's breath acetone concentration (BrAce), a ketone body that rises as fat oxidation increases. By leveraging the nano-sensor-based technology, the KetoAir™ breathalyzer is designed to assess the ketosis status of its individual user and is accessible on both the Apple App Store and Google Play Store.

To learn more or purchase your own KetoAir™ device, visit www.ketoair.us.

About Avalon GloboCare Corp.

Avalon GloboCare Corp. (NASDAQ: ALBT) is a commercial-stage company dedicated to developing and delivering precision diagnostic consumer products and the advancement of intellectual property in cellular therapy. Avalon is currently marketing the KetoAir™ breathalyzer device and plans to develop additional diagnostic uses of the breathalyzer technology. The KetoAirTM is registered with the U.S. Food and Drug Administration as a Class I medical device. In addition, Avalon owns and operates commercial real estate. For more information about Avalon, please visit www.avalon-globocare.com.

Forward-Looking Statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will”, “anticipate”, “estimate”, “expect”, “should”, “may”, and other words and terms of similar meaning or use of future dates; however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, including statements regarding the ability to enter into a definitive agreement, as well as the Company’s commercialization, distribution and sales of KetoAirTM and the product’s ability to compete with other testing methods for determining ketosis. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the Securities and Exchange Commission (the “SEC”), accessible through the SEC’s website (http://www.sec.gov), including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed or furnished with the SEC. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors, including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. The Company disclaims any obligation to update forward-looking statements. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of the press release. The contents of any website referenced in this press release are not incorporated by reference herein.

Contact Information:

Avalon GloboCare Corp.

4400 Route 9 South, Suite 3100

Freehold, NJ 07728

PR@Avalon-GloboCare.com

Investor Relations:

Crescendo Communications, LLC

Tel: (212) 671-1020 Ext. 304

albt@crescendo-ir.com